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                                                                                                        APPENDIX II




               2010 SUBSTITUTION APPLICATION OF METLIFE INSURANCE COMPANY OF CONNECTICUT, et al

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
                                                                                                                Participating
                                                                                              Assets as of       VIT Assets at
                  Name (Net Expense as of 12/31/09)             Advisory Fee Breakpoints         12/31/09          MetLife
-------------------- --------------------------------------------------------------------------- ----------------------------------
--------------------- --------------------------------------------------------------------------- --------------------------------


Substitution #1       AIM V.I. Money Market Portfolio             First $250 MM  0.40%         $   35,175,164      $1,364,783
                     - Series 1 (0.90%)                           Over $250 MM   0.35%
                                                           Into   First $1 BN    0.35%
                                                                  Next $1 BN     0.30%
                      BlackRock Money Market Portfolio            Over $2 BN     0.25%(1)      $2,026,700,000
                     - Class A (0.33%)

--------------------- --------------------------------------------------------------------------- ---------------------------------
--------------------- --------------------------------------------------------------------------- ---------------------------------

Substitution #2       AIM V.I. Technology Fund                    First $250 MN  0.75%         $  119,785,036      $3,044,213
                      - Series I (1.20%)                          Next $250 MN   0.74%
                                                                  Next $500 MN   0.73%
                                                                  Next $1.5 BN   0.72%
                                                                  Next $2.5 BN   0.71%
                                                                  Next $2.5 BN   0.70%
                                                                  Next $2.5 BN   0.69%
                                                                  Over $10 BN    0.68%(2)
                                                           Into

                      RCM Technology Fund                         First $500 MN  0.88%          $ 251,300,000
                      - Class A (0.96%)                           Over $500 MN   0.85%

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--------------------- --------------------------------------------------------------------------- ---------------------------------

Substitution #3       DWS Technology VIP                          First $250 MN  0.665%         $  80,820,674     $2,585,291
                     - Class B (1.18%)                            Next $750 MN   0.635%
                                                                  Next $1.5 BN   0.615%
                                                                  Next $2.5 BN   0.595%
                                                                  Next $2.5 BN   0.565%
                                                                  Next $2.5 BN   0.555%
                                                                  Next $2.5 BN   0.545%
                                                                  Over $12.5 BN   0.535%
                                                          Into
                     RCM Technology Portfolio                     First $500 MN   0.88%         $251,300,000
                     -Class E (1.11%)                             Over $500 MN    0.85%

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Substitution #4       DWS Global Opportunities VIP                First $500 MN   0.890%        $145,721,962     $4,150,499
                      - Class B (1.42%)                           Next $500 MN    0.875%
                                                                  Next $1.0 BN    0.860%
                                                                  Over $1.0 BN    0.845%
                                                          Into

                       Oppenheimer Global Equity Portfolio        First $50 MN    0.90%        $692,000,000
                      - Class B (0.89%)                           Next  $50 MN    0.55%
                                                                  Next $400 MN    0.50%
                                                                  Over $500 MN    0.475%

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Substitution #5       Janus Aspen Perkins                         All Assets      0.64%(3)       $109,194,000     $3,856,041
                      Mid Cap Value Portfolio -
                      Service Class (1.34%)
                                                           Into

                      Met/Artisan Mid Cap Value Portfolio         First $1 BN     0.82%        $1,331,800,000
                      - Class B (1.12%)                           Over $1 BN      0.78%

--------------------- --------------------------------------------------------------------------- ---------------------------------
--------------------- --------------------------------------------------------------------------- ---------------------------------


Substitution #6       Legg Mason Batterymarch Variable                All Assets      0.75%(4)  $44,035,566     $44,035,566
                      Global Equity Portfolio -
                      Single Share Class (1.00%)
                                                          Into

                      Met / Templeton Growth Portfolio            First $100 MN   0.70%        $245,100,000
                      - Class B (1.05%)                           Next  $150 MN   0.68%
                                                                  Next  $250 MN   0.67%
                                                                  Next  $250 MN   0.66%
                                                                  Over  $750 MN   0.65%(5)

--------------------- --------------------------------------------------------------------------- ----------------------------------
--------------------- --------------------------------------------------------------------------- ----------------------------------

Substitution #7       Legg Mason Western Asset Variable           First $1 BN     0.450%       $536,970,811     $523,415,627
                      Money Market Portfolio -                    Next $1 BN      0.425%
                      Single Share Class (0.50%)                  Next $3 BN      0.400%
                                                                  Next $5 BN      0.375%
                                                                  Over $10 BN     0.350%
                                                           Into                              $2,026,700,000

                      BlackRock Money Market Portfolio -          First $1 BN      0.35%
                      Class E (0.48%)                             Next $1 BN       0.30%
                                                                  Over $2 BN       0.25%(1)


--------------------- --------------------------------------------------------------------------- ----------------------------------
--------------------- --------------------------------------------------------------------------- ----------------------------------

Substitution #8       Legg Mason Batterymarch S&P 500             First $350 MN    0.650%     $107,550,999      $24,471,500
                       Index Portfolio                            Next $150 MN     0.550%
                      - Class A (0.59%)                           Next $250 MN     0.525%
                                                                  Next $250 MN     0.500%
                                                                  Over $1 BN       0.450%(6)
                                                          Into
                      MetLife Stock Index Portfolio -            All Assets       0.25%(7)   $4,736,000,000
                      Class A (0.27%)

--------------------- --------------------------------------------------------------------------- ----------------------------------
--------------------- --------------------------------------------------------------------------- ----------------------------------

Substitution #9       Pioneer High Yield VCT Portfolio -          All Assets       0.65%         $139,148,246    $46,382,298
                      Class II (1.05%)
                                                          Into
                      BlackRock High Yield Portfolio -            All Assets       0.60%        $672,500,500
                      Class B (HypoPerformance)
                      (0.92%)

--------------------- --------------------------------------------------------------------------- ----------------------------------
--------------------- --------------------------------------------------------------------------- ----------------------------------

Substitution #10      Putnam VT Growth & Income Portfolio -       First $500 MN    0.65%        $1,479,700,166    $7,680,819
                      Class IA(0.58%)                             Next $500 MN     0.55%                          $2,723,756
                      Putnam VT Growth & Income Portfolio -       Next $500 MN     0.50%                          ----------
                      Class IB (0.83%)                            Next $5 BN       0.45%                         $10,404,575
                                                                  Next $5 BN       0.425%
                                                                  Next $5 BN       0.405%
                                                                  Next $5 BN       0.39%
                                                                  Over $35 BN      0.38%

                                                           Into   First $600 MN   0.60%        $2,080,800,000
                      Lord Abbett Growth and Income               Next $500 MN    0.55%
                       Portfolio - Class A (0.56%)                Next $400 MN    0.50%
                      Lord Abbett Growth and Income               Over $1.5 BN    0.45%
                       Portfolio - Class B (0.81%)

--------------------- --------------------------------------------------------------------------- ----------------------------------
--------------------- --------------------------------------------------------------------------- ----------------------------------

Substitution #11        UIF Small Company Growth                  First $1 BN      0.92%       $33,495,000       $5,198,852
                        Portfolio - Class II (1.71%)              Next $500 MN     0.85%
                                                                  Over $1.5 BN     0.80%(8)

                                                                  First $500 mm....0.88%
                                                                  Over $500 mm.....0.83%

                                                         Into
                      Met/AIM Small Cap Growth Portfolio -
                       Class B (1.15%)                                                        $952,200,000
--------------------- --------------------------------------------------------------------------- ----------------------------------





---------------------------

1. The adviser has contractually agreed to reduce its advisory fee to the annual rate of 0.345% for the first $500 million and 0.335% for the next $500 million through 4/30/2011; for the year ended 12/31/09 the Adviser was paid an advisory fee of 0.33% of the average daily net assets.



2. The adviser has contractually agreed to waive its advisory fee in an amount equal to 100% of the net advisory fees Invesco receives from the affiliated money market funds on investments by the fund of uninvested cash (excluding investments of cash collateral from securities lending) in such affiliated money market funds through 4/30/2010.



3. Janus Aspen Perkins Mid Cap Value Portfolio pays an investment advisory fee rate that may be adjusted up or down depending upon the Portfolio's performance relative to its benchmark index during the relevant measurement period. The base advisory fee rate, prior to any performance adjustment, is 0.64% of the Portfolio's average daily net assets for Mid Cap Value Portfolio, and may go up or down by a variable of up to 0.15% of the Portfolio's average daily net assets on a monthly basis. The base fee and performance adjustment are calculated using different net assets. The base fee uses current net assets, whereas the performance adjustment uses average net assets over a 36 month period. When current net assets vary from average net assets over the period, the performance adjustment can vary significantly, depending on whether net assets had been increasing or decreasing and the amount of the increase/decrease. The performance fee adjustment depends on the Portfolio's performance relative to its benchmark index, the Russell Midcap Value Index, over a rolling 36 month period. For the year ended December 31, 2009, the Portfolio's advisory fee, including the performance fee, was 0.77%.

Janus Capital agreed by contract to waive the advisory fee payable by the Portfolio in an amount equal to the amount, if any, that the Portfolio's normal operating expenses in any fiscal year, including the investment advisory fee, but excluding the distribution and shareholder servicing fee applicable to Service Shares, the administrative services fee applicable to Service Shares, brokerage commissions, interest, dividends, taxes, and extraordinary expenses including, but not limited to, acquired fund fees and expenses, exceed the annual rate of 1.34%.




4. The adviser has agreed to forgo fees and/or reimburse operating expenses (other than interest, brokerage, taxes and extraordinary expenses) so that total annual operating expenses are not expected to exceed 1.00%. This arrangement cannot be terminated prior to December 31, 2011 without the Board of Trustees' consent. The manager is permitted to recapture amounts forgone or reimbursed to the fund during the same fiscal year if the fund's total annual operating expenses have fallen to a level below the limit described above.



5. The adviser has contractually agreed, for the period ended April 30, 2011, to an Expense Limitation Agreement whereby total Annual Portfolio Operating Expenses for the Class B shares of the Portfolio will not exceed 1.05%.




6. The adviser has agreed to forgo fees and/or reimburse operating expenses (other than interest, brokerage, taxes and extraordinary expenses) so that total annual operating expenses are not expected to exceed 0.59% for Class A shares. This arrangement cannot be terminated prior to December 31, 2011 without the Board of Trustees' consent. The manager is permitted to recapture amounts forgone or reimbursed to the class during the same fiscal year if the class' total annual operating expenses have fallen to a level below the limits described above.



7. The adviser has contractually agreed to reduce its advisory fee to the annual rate of 0.243% through 4/30/2011. For the year ended 12/31/09 the Adviser was paid an advisory fee of 0.25% of the average daily net assets.



8. The adviser has voluntarily agreed to reduce its advisory fee and/or reimburse the Portfolio so that total annual operating expenses will not exceed 1.26% of its average daily net assets. For purposes of determining the amount of the waiver/reimbursement, the annual operating expenses of the Portfolio exclude certain investment related expenses such as foreign country tax expense and interest expense on amounts borrowed. As a result, the expense ratio, including these expenses, after fee waivers/reimbursements may be higher than 1.26%.